               AMENDMENT TO NON-QUALIFIED STOCK OPTION AGREEMENT

         THIS AMENDMENT TO NON-QUALIFIED STOCK OPTION AGREEMENT (this "Amendment") is executed and entered into as of this 31st day of May, 1996 by and between Bio-Dyne Corporation, a Georgia Corporation (the "Company") and Edward B. Beam, Jr. (the "Optionee").

         WHEREAS, the Company and the Optionee have previously entered into the NonQualified Stock Option Agreement pursuant to Bio-Dyne Corporation Non-Qualified Stock Option Plan dated as of April 18, 1994, as amended (the "Stock Option Agreement");

         WHEREAS, the Company and the Optionee have previously entered into an Employment Agreement dated as of April 18, 1994 and the Amendment thereto dated May 31, 1996 (the "Employment Agreement") whereby they agreed to certain amendments to the Stock Option Agreement;

         WHEREAS, the Company and the Optionee wish to amend the Stock Option Agreement.

         NOW THEREFORE, the Company and the Optionee hereby agree as follows:

         Section 1. Amendment.

                  (a) Section 1(o). Section 1(o) of the Stock Option Agreement is hereby amended by deleting the phrase "ten years from the date hereof" appearing on the third line and in place thereof inserting "thirty-six (36) months from May 31, 1996, notwithstanding the cessation or termination, for any reason, of the employment or business relationship between the Company and Optionee."

         Section 2. Full Force and Effect. The Stock Option Agreement is hereby amended to the extent provided in this Amendment and, except as specifically provided herein, the Stock Option Agreement shall remain in full force and effect in accordance with its terms.

         Section 3. Effective Date. This Amendment to the Stock Option Agreement shall be effective as of May 31, 1996.

         Section 4. Definitions. All capitalized terms used in this Amendment and not otherwise defined shall have the meanings set forth in the Stock Option Agreement.

         Section 5. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not have any effect for purposes of interpretation or construction of the terms of this Amendment.

         Section 6. Counterparts. This Amendment may be signed in any number of counterpart copies, but all such copies shall constitute one and the same instrument.

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         Section 7. Compliance with Agreements.  The Company and the Optionee agree, represent and warrant that this Amendment complies with the requirements for an amendment to the Stock Option Agreement as set forth in Section 10(c) of the Stock Option Agreement and complies with the requirements of the Employment Agreement, as amended. The Company and the Optionee further agree, represent and warrant that, to the extent necessary to conform to the Company's Non-Qualified Stock Option Plan, this Amendment shall constitute the grant of a new option from the Company to the Optionee.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered as of the date first above written.


ATTEST:                                "COMPANY"

                                       BIO-DYNE CORPORATION
- ---------------------------
Name
                                       By
                                          ------------------------------
                                          Name
                                          Title

                                                 (CORPORATE SEAL)


                                       "OPTIONEE"

                                       By
                                          ------------------------------
                                          Edward B. Beam, Jr.

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